EX-35.1
AMERIQUEST MORTGAGE COMPANY
AMC MORTGAGE SERVICES, INC.
SERVICER COMPLIANCE STATEMENT


I, Jeffery Puchalski, hereby certify that I am the duly appointed Executive Vice President of Ameriquest Mortgage Company, a Delaware corporation and Executive Vice President of AMC Mortgage Services, Inc., a Delaware corporation (together the "Company"), and further certify, pursuant to each of the Pooling and Servicing Agreements, listed on Appendix A attached hereto (each, an "Agreement"), that:

1. a review of the activities of the Company during the period beginning on the date of the Agreement and through, and including August 31, 2007 (the "Reporting Period") and of performance under each of the Agreements has been made under such officers' supervision; and

2. to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under each of the related Agreements in all material respects throughout the Reporting Period, except as set forth on Appendix B attached hereto.


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IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the
Company.

Dated: March 14, 2008



AMERIQUEST MORTGAGE COMPANY

By: /s/ Jeffery Puchalski
Name: Jeffery Puchalski
Title: Executive Vice President

AMC MORTGAGE SERVICES, INC.

By: /s/ Jeffery Puchalski
Name: Jeffery Puchalski
Title: Executive Vice President


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Appendix A

1. Pooling and Servicing Agreement dated as of January 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W1)

2. Pooling and Servicing Agreement dated as of February 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W2)

3. Pooling and Servicing Agreement dated as of February 1, 2006, among Ameriquest Mortgage Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (AMSI 2006-R1)

4. Pooling and Servicing Agreement dated as of March 1, 2006, among Ameriquest Mortgage Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (AMSI 2006-R2)

5. Pooling and Servicing Agreement dated as of March 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W3)

6. Pooling and Servicing Agreement dated as of April 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W4)

7. Pooling and Servicing Agreement dated as of May 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W5)

8. Pooling and Servicing Agreement dated as of June 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-M1)

9. Pooling and Servicing Agreement dated as of August 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-M2)

10. Pooling and Servicing Agreement dated as of August 1, 2006, among Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company, Wells Fargo Bank, N.A. and JPMorgan Chase Bank, National Association as servicers, Citibank, N.A. as trust administrator and U.S. Bank National Association as trustee. ("CMLTI 2006-HE2")

11. Pooling and Servicing Agreement dated as of September 1, 2006, among Ameriquest Mortgage Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (AMSI 2006-M3)


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12. Pooling and Servicing Agreement dated as of September 1, 2006, among
Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company as servicer, Citibank, N.A. as trust administrator and U.S. Bank National Association as trustee. ("CMLTI 2006-AMC1")

13. Pooling and Servicing Agreement dated as of October 1, 2006, among Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company, Wells Fargo Bank, N.A. and Opteum Financial Services, LLC as servicers, Wells Fargo Bank, N.A. as master servicer and trust administrator and U.S. Bank National Association as trustee. ("CMLTI 2006-FX1")

14. Pooling and Servicing Agreement dated as of June 1, 2007, among Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company as servicer, Wells Fargo Bank, N.A. as master servicer and trust administrator and U.S. Bank National Association as trustee. (CMLTI 2007-AMC4)


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Appendix B

Material instances of noncompliance by the Company

Regulation AB Item - 1122(d)(4)(vi) - In certain instances, the Company did not obtain all documentation required by the transaction documents with respect to modifications. This instance of non-compliance was not discovered until after servicing responsibilities of the Company had ended.

Regulation AB Item 1122(d)(4)(vii) - The Company did not obtain all documentation as required by the transaction documents with respect to loss mitigation and recovery actions. This instance of non-compliance was not discovered until after servicing responsibilities of the Company had ended.

Regulation AB Item 1122(d)(4)(x)(A) - The Company did not perform annual analyses of funds held in trust for obligors for defaulted escrowed loans. This instance of non-compliance was not discovered until after servicing responsibilities of the Company had ended.

Regulation AB Item 1122(d)(4)(xiv) - In certain instances, the Company did not obtain all documentation required by their internal policies regarding charged off assets. Additionally, the Company in certain instances charged off mortgage loans secured by second liens earlier than as stated in the related transaction documents in cases when a final recovery determination had been made with respect to the associated first lien. This instance of non-compliance was not discovered until after servicing responsibilities of the Company had ended.

Other Issues:

For the CMLTI 2006-HE2, CMLTI 2006-AMC1, CMLTI 2006-FX1 transactions, the related transaction documents require the Company to deposit funds received within two business days into a clearing account and then such funds are deposited into a custodial account within one business day. However, the Company deposited funds received for the months of January 2007 and February 2007 into the clearing account within one business day of receipt and into the custodial account within two business days thereafter. The Company has since corrected its internal procedures regarding deposits into the clearing account and custodial account.